EXHIBIT 4.32

Deed of Amendment

Asbestos Injuries Compensation Fund Limited as trustee of the Charitable Fund

ABN 60 Pty Limited (under NSW administered winding up)

Amaca Pty Ltd (under NSW administered winding up)

Amaba Pty Ltd (under NSW administered winding up)

The State of New South Wales

Baker & McKenzie ABN 32 266 778 912 AMP Centre Level 27 50 Bridge Street Sydney NSW 2000 Australia www.bakermckenzie.com

23 January 2014

Table of contents

1.	Definitions and Interpretation	1

2.	Amendments	2

3.	Confirmation	3

4.	Representations and warranties	4

5.	Costs and Taxes	4

6.	General provisions	4

7.	Governing law and jurisdiction	5

	Schedule 1	6
	Schedule 3 - Drawdown notice (as amended)	6

i	Deed of Amendment

Date

Parties	Asbestos Injuries Compensation Fund Limited (ACN 117 363 461) (AICF) in its capacity as trustee of the Charitable Fund established under a trust deed dated 7 April 2006 (as amended and restated) between it as trustee and James Hardie Industries SE as settlor of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Borrower)

ABN 60 Pty Limited (under NSW administered winding up) (ACN 000 009 263) of Level 7, 233 Castlereagh Street, Sydney, New South Wales (ABN 60)

Amaca Pty Ltd (under NSW administered winding up) (ACN 000 035 512) of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Amaca)

Amaba Pty Ltd (under NSW administered winding up) (ACN 000 387 342) of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Amaba)

The State of New South Wales of c/- The NSW Treasury, Level 27, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales (Lender)

Recitals

A	The Borrower, each Guarantor and the Lender have entered into the Agreement.

B	At the request of the Borrower and Guarantors, the Lender has agreed to amend the Agreement as set out in this Deed.

Operative provisions

1.	Definitions and Interpretation

Definitions

1.1	In this Deed, unless the context requires another meaning:

Agreement means the document entitled “AICF facility agreement” dated 9 December 2010 between the Borrower, the Guarantors and the Lender.

Effective Date means the date being the later of:

(a)	1 April 2014;

(b)	the date on which the Lender confirms to the Borrower in writing that the amendments required to be made to the corresponding loan agreement between the Lender and the Commonwealth of Australia for the purposes of this Deed have become effective; and

1	Deed of Amendment

(c)	such later date as may be agreed between the Borrower and the Lender in writing prior to the date which would otherwise be the Effective Date under paragraph (a) or (b) above but for this paragraph (c).

Guarantors means each of ABN 60, Amaca and Amaba.

Interpretation

1.2	A term defined in the Agreement, and not defined in this Deed, has the same meaning when used in this Deed.

1.3	The interpretation clause in Schedule 1 of the Agreement applies to this Deed as if set out in full in this Deed and all references to this document were references to this Deed.

2.	Amendments

Consideration

2.1	The Borrowers and the Guarantors each acknowledge and agree that the Agreement is amended under this Deed at their request and for valuable consideration received from the Lender.

Amendments

2.2	With effect from the Effective Date, the Agreement is amended as follows (the clause references in this clause 2.2 are to the relevant clauses in the Agreement):

(a)	clause 2.4 (Quarterly and ad-hoc drawdowns) is deleted entirely and inserted in its place are the words:

“2.4	Not used.”

(b)	clause 2.5 (Discretionary uplift) is deleted entirely and inserted in its place are the words:

“2.5	Not used.”

(c)	clause 3.4(c)(ii) is replaced by the following clause:

“(ii)	must not, when aggregated with the previous Advances in the same Period in which the Advance is requested, exceed the relevant Shortfall Amount for such Period, unless otherwise agreed in writing by the Lender;”

(d)	in clause 3, the following new clause is inserted as clause 3.6:

“3.6	Maximum number of Advances

Unless otherwise agreed by the Lender in writing, the Borrower must not request, and the Lender is not obliged to provide, more than 4 Advances in any Period.”

(e)	in clauses 3.3(h)(i) and 3.3(h)(ii), the words “the Borrower delivers to the Lender” are replaced by the words “the Lender has received”.

2	Deed of Amendment

(f)	clause 4.2 is replaced by the following clause:

“4.2	Interest Periods

(a)	The first Interest Period for an Advance commences on its Drawdown Date and ends on the last day of the month in which the Advance is made;

(b)	Each subsequent Interest Period for an Advance starts on the first day of the month following the immediately preceding Interest Period and ends on the last day of the same month; and

(c)	An Interest Period which would otherwise end after the Final Repayment Date instead ends on the Final Repayment Date.”

(g)	clause 5.1(a) is replaced by the following clause:

“(a)	Subject to clause 5.1(c), the Obligors must, in each Period in which there is an Amount Outstanding, apply in repayment of the Amount Outstanding 100% of each amount of Available Proceeds (or, if less, the amount required at that time to repay the Amount Outstanding in full):

(i)	if such amount is greater than $500,000, within 7 days after receipt of such amount (or by direction to the payee in lieu of receipt); or

(ii)	if such amount is $500,000 or less, no later than 7 days after the end of the calendar month in which such amount is received.”

(h)	Schedule 1 - the definition of Interest Payment Date is replaced with the following definition:

“Interest Payment Date means, in relation to an Advance, the last day of an Interest Period for that Advance. If the Interest Payment Date is not a Business Day, the Interest Payment Date is the immediately preceding Business Day.”

(i)	Schedule 3 - Drawdown notice of the Agreement is amended to read as set out in Schedule 1 to this Deed.

3.	Confirmation

Confirmation of Agreement

3.1	Subject to the provisions of this Deed, the Agreement is confirmed and remains in full force and effect. This Deed and the Agreement will be read and construed as one document.

3.2	Every reference in the Transaction Documents to the Agreement is to be construed as a reference to the Agreement as amended by this Deed. Any reference to this document, in this document, of this document or words to the same effect in the Agreement will be construed as a reference to the Agreement as amended by this Deed.

No novation

3.3	The parties confirm that the amendment of the Agreement under this Deed does not and is not intended to constitute a novation of any of the rights and obligations of any party to the Agreement.

3	Deed of Amendment

Confirmation of Security

3.4	Each of the Borrower and Guarantors confirms that each Security provided by it remains in full force and effect and the moneys secured by that Security includes all debts and monetary obligations owed by the Borrower to or for the account of the Lender under the Agreement as amended by this Deed.

4.	Representations and warranties

4.1	Each of the Borrower and Guarantors makes the Warranties on the date of this Deed as if references in the Warranties to Transaction Document or Transaction Documents include this Deed and the Agreement as amended by this Deed.

4.2	Each of the Borrower and Guarantors represents and warrants that no Event of Default has occurred which remains unremedied or has not been waived by the Lender in writing.

5.	Costs and Taxes

Costs

5.1	Each party is to meet its own costs, charges and expenses which relate to the negotiation, preparation, signing and registration of this Deed.

5.2	The Borrower must pay or reimburse all of the reasonable costs, charges and expenses of the Lender and its officers, agents, employees and consultants which relate to any breach of this Deed by the Borrower or a Guarantor and any enforcement or preservation of a right under this Deed. Amounts under this clause include legal fees and disbursements and the fees of any professional advisers or consultants engaged by the Lender for those purposes.

Taxes

5.3	Clauses 7 of the Agreement applies to this Deed as if all references in that clause to Transaction Document included this Deed.

6.	General provisions

Limitation of liability

6.1	Clause 15 of the Agreement applies to this Deed as if it were set out in full in this Deed and the references to this document were to this Deed.

Invalid or unenforceable provisions

6.2	If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	that fact does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions.

4	Deed of Amendment

Counterparts

6.3	This Deed may be signed in counterparts and all counterparts taken together constitute one document.

Transaction Document

6.4	This Deed is a Transaction Document for the purpose of paragraph (d) of the definition of Transaction Document in Schedule 1 of the Agreement.

7.	Governing law and jurisdiction

Governing law and jurisdiction

7.1	This Deed is governed by the laws of New South Wales.

7.2	Each of the Borrower and Guarantors irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Service of process

7.3	Each of the Borrower and Guarantors agrees that a document required to be served in proceedings about this Deed may be served:

(a)	by being delivered to or left at its address for service of notices under the Agreement; or

(b)	in any other way permitted by law.

Attorney

7.4	Each attorney executing this Deed states that the attorney has no notice of revocation or suspension of the power of attorney under which the attorney executes this Deed.

5	Deed of Amendment

Schedule 1

Schedule 3 - Drawdown notice (as amended)

To	The State of New South Wales

c/- The NSW Treasury

Dear Sirs

AICF Facility Agreement dated 9 December 2010, as amended (Facility Agreement)

The Borrower gives notice that it intends to drawdown an Advance on [insert date]. Terms defined in the Facility Agreement have the same meaning in this notice.

Amount of Advance: The amount of the Advance is $[insert amount].

Drawdown Date: The proposed Drawdown Date is [insert date].

Proceeds of Drawing: Please pay the proceeds of drawing to the SPF’s (as defined in the Transaction Legislation) bank account [insert details].

Interest Periods: Subject to clause 4.2 of the Facility Agreement, the first Interest Period will be one month ending on [insert date].

Representations and Warranties:

1.	The Borrower represents and warrants that:

(a)	the proceeds of the Advance will only be used for an Approved Purpose; and

(b)	[except as disclosed to and accepted by the Lender in the attached document (marked “A”)] [delete if not applicable]:

(i)	each Warranty made by the Borrower remains correct, repeated with reference to the facts and circumstances existing at the date of this notice; and

(ii)	no Event of Default has occurred which remains unremedied or which has not been waived in writing, or will occur as a result of the drawdown;

2.	Each Guarantor represents and warrants that [except as disclosed to and accepted by the Lender in the attached document (marked “A”)] [delete if not applicable], each Warranty made by that Guarantor remains correct, repeated with reference to the facts and circumstances existing at the date of this notice.

Signed for and on behalf of Asbestos Injuries Compensation Fund Limited as trustee of the Charitable Fund in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

6	Deed of Amendment

Signed for and on behalf of ABN 60 Pty Limited (under NSW administered winding up) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Signed for and on behalf of Amaba Pty Limited (under NSW administered winding up) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Signed for and on behalf of Amaca Pty Limited (under NSW administered winding up) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

7	Deed of Amendment

Execution

Executed as a deed.

The Borrower

Executed by
Asbestos Injuries Compensation Fund Limited as trustee of the Charitable Fund by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

The Guarantors

Executed by
ABN 60 Pty Limited (under NSW administered winding up)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Executed by
Amaca Pty Ltd (under NSW administered winding up)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

8	Deed of Amendment

Executed by
Amaba Pty Ltd Limited (under NSW administered winding up)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

The Lender

Executed by
The Honourable Mike Baird MLC, Treasurer of New South Wales for the State of New South Wales
in the presence of:

Signature of witness	Signature of the Treasurer of New South Wales

Name of witness (please print)

9	Deed of Amendment